Exhibit 99.2
THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

September 30,
2010
(Unaudited)
(In thousands)

Assets
Current assets:
Cash and cash equivalents	$31,811
Net patient accounts receivable	181,137
Estimated third-party payor settlements	24,404
Other accounts receivable	36,677
Current portion of assets whose use is limited or restricted	3,056
Securities lending collateral	14,835
Other current assets	34,698

Total current assets	326,618
Assets whose use is limited or restricted:
Board-designated funds for capital improvements	38,119
Board-designated funds for specific purposes	62,311
Professional liability funds	166,132
Funds held in trust under bond agreements	32,419
Endowment funds	66,565
Donor restricted funds	82,028

447,574
Property and equipment, net	442,790
Other noncurrent assets	38,007

Total assets	$1,254,989

Liabilities and net assets
Current liabilities:
Accounts payable and accrued expenses	$198,772
Accrued compensation and related amounts	62,613
Estimated third-party payor settlements	47,732
Payable under securities lending program	14,835
Current portion of long-term debt	24,494
Current portion of accrued professional liability losses	12,200

Total current liabilities	360,646
Other liabilities:
Long-term debt, less current portion	468,140
Accrued retirement liability	184,766
Accrued professional liability losses, less current portion	182,428
Other noncurrent liabilities	50,563

Total other liabilities	885,897

Total liabilities	1,246,543
Net assets (deficit):
Unrestricted	(140,150)
Temporarily restricted	82,030
Permanently restricted	66,566

Total net assets	8,446

Total liabilities and net assets	$1,254,989

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND CHANGES IN NET ASSETS (DEFICIT)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
	(Unaudited)
	(In thousands)

Unrestricted revenue and other support
Net patient service revenue	$504,812	$502,652	$1,502,975	$1,476,340
Other revenue	37,437	33,666	117,231	101,227

Total unrestricted revenue and other support	542,249	536,318	1,620,206	1,577,567
Expenses
Salaries, wages, and benefits	227,130	223,975	671,572	660,179
Services, supplies, and other	198,622	202,832	601,593	589,099
Provision for uncollectible accounts	67,360	72,362	195,043	198,837
Professional liability insurance	319	5,548	11,924	23,688
Interest	7,242	8,137	22,141	24,252
Regulatory settlement expense	30,000	—	30,000	—
Depreciation and amortization	20,015	20,449	58,866	60,735

Total expenses	550,688	533,303	1,591,139	1,556,790

Income (loss) from operations before unrealized gains (losses) on investments	(8,439)	3,015	29,067	20,777
Unrealized gains on investments	11,275	13,606	4,423	32,186

Income from operations	2,836	16,621	33,490	52,963
Other nonoperating income;
Investment income and other	1,997	3,426	1,720	3,045

Excess of revenue over expenses	$4,833	$20,047	$35,210	$56,008
Unrestricted net assets
Excess of revenues over expenses	$4,833	$20,047	$35,210	$56,008
Net assets released from restrictions for long-lived assets	1,558	1,155	4,172	3,418
Other changes	(1,527)	455	(1,584)	610

Increase in unrestricted assets	4,864	21,202	37,798	60,036
Temporarily restricted net assets
Contributions	(806)	2,971	3,315	9,037
Investment income	803	1,634	5,461	(6,809)
Unrealized gain in fair value of investments	9,305	8,653	3,669	21,666
Net assets released from restrictions for long-lived assets	(1,545)	(1,155)	(4,139)	(3,414)
Net assets released from restrictions for operations	(2,763)	(2,533)	(7,734)	(7,542)
Other changes	1,508	9	4,108	(1,064)

Increase in temporarily restricted net assets	6,502	9,579	4,680	11,874

Permanently restricted net assets
Contributions	38	101	190	106
Other changes	—	(10)	500	(10)

Increase in permanently restricted net assets	38	91	690	96

Increase in net assets	11,404	30,872	43,168	72,006
Net deficit at beginning of period	(2,958)	(160,742)	(34,722)	(201,876)

Net assets (deficit) at end of period	$8,446	$(129,870)	$8,446	$(129,870)

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended
	September 30
	2010	2009
	(In thousands)

Operating activities
Increase in net assets	$43,168	$72,006
Adjustments to reconcile increase in net assets to cash provided by operating activities:
Depreciation and amortization	58,866	60,735
Provision for uncollectible accounts	195,043	198,837
Change in unrealized gain (loss) (see Note 1)	(9,913)	(53,852)
Restricted contributions and investment income (see Note 1)	(8,966)	(2,334)
Changes in operating assets and liabilities:
Net patient accounts receivable	(253,399)	(232,816)
Other current assets	10,883	15,352
Accounts payable and accrued expenses	46,369	18,715
Other current liabilities	(39,383)	(78,891)
Accrued retirement obligation	686	23,276
Accrued professional liability	(394)	(5,129)
Other operating activities	(4,089)	(2,224)

Cash provided by operating activities	38,871	13,675
Investing activities
Purchase of property and equipment	(63,589)	(50,597)
Decrease in assets whose use is limited or restricted (see Note 1)	5,829	28,302
Other investing activities (see Note 1)	6,515	(2,073)

Cash used in investing activities	(51,245)	(24,368)
Financing activities
Restricted contributions and investment income	8,966	2,334
Repayment of revolving line of credit notes	(20,753)	—
Proceeds on revolving line of credit notes	—	10,278
Repayment of long-term debt	(19,324)	(12,441)

Cash (used in) provided by financing activities	(31,111)	171

Decrease in cash and cash equivalents	(43,485)	(10,522)
Cash and cash equivalents at beginning of year	75,296	38,430

Cash and cash equivalents at end of year	$31,811	$27,908

See accompanying notes.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2010 AND 2009 (UNAUDITED)

1.	Organization and Significant Accounting Policies

Organization

The Detroit Medical Center, a parent holding company, and its subsidiaries jointly, The DMC) are major providers of health care services to residents of the Detroit metropolitan area. The DMC constitutes the academic health center of Wayne State University and works with the University to integrate clinical services, education, and research.

The condensed consolidated financial statements include the accounts of The Detroit Medical Center and all majority-owned subsidiaries. All significant intercompany account balances and transactions have been eliminated in consolidation.

The unaudited condensed consolidated financial statements as of September 30, 2010, and for the nine month periods ended September 30, 2010 and 2009, have been prepared in conformity with accounting principles generally accepted in the United States for interim reporting. Accordingly, they do not include all of the information and notes required by accounting principles generally accepted in the United States for complete financial statements. In the opinion of management, the unaudited condensed consolidated financial statements reflect all the adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial position and the results of operations for the periods presented. The results of operations for the periods presented are not necessarily indicative of the expected results for the fiscal year ending December 31, 2010. The interim unaudited consolidated financial statements should be read in conjunction with The Detroit Medical Center and Subsidiaries consolidated financial statements as of and for the year ended December 31, 2009, included in Appendix F.

Effective January 1, 2011, certain subsidiaries of Vanguard Health Systems, Inc. (Vanguard) purchased substantially all of the assets and assumed substantially all of the liabilities of The DMC (see Note 11).

Mission

The DMC is committed to improving the health of the population served by providing the highest-quality health care services in a caring and efficient manner without invidious discrimination, regardless of the person’s religion, race, gender, ethnic identification, or economic status. Together with Wayne State University, The DMC strives to be the region’s premier health care resource through a broad range of clinical services; the discovery and application of new knowledge; and the education of practitioners, teachers, and scientists.

As part of its public mission as the safety net health care provider in Southeast Michigan, The DMC writes off forgone charges associated with providing services to uninsured patients. This public mission support is determined by isolating the amount of bad debts originating from care to uninsured patients less any monies received by The DMC from third parties (Medicare, Medicaid, and Blue Cross) as a qualified disproportionate share hospital (DSH). The DMC also considers payments remitted to Wayne State University faculty physicians as recognition of care provided by such physicians to the uninsured population.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Cash and Cash Equivalents

The DMC considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Investments

Investments in equity securities and debt securities are measured at fair value in the consolidated balance sheets. Donated securities are stated at fair value at the date of contribution. Investment income (including realized and unrealized gains and losses on investments, interest, and dividends) are included in excess of revenue over expenses (expenses over revenue) unless the income is restricted by donor or law.

Investments in limited partnerships, such as private equity investments and hedge funds (alternative investments), are reported using the equity method of accounting based on information provided by management of the respective partnership. The investment information provided by managers of the partnerships is based on current market value, appraisals, or other estimates of fair value of investment holdings of the partnership that require varying degree of judgments. Some of the individual investments within these funds are not readily marketable; therefore, their estimated value is subject to uncertainty and may differ from the value that would have been determined had a ready market for the investments existed. If no public market exists for the investments held by the partnership, the fair value is determined by the general partner taking into consideration, among other things, the cost of the securities, prices of significant placements of securities of the same issuer, and subsequent developments concerning the companies to which the securities relate. Generally, The DMC’s holdings in alternative investments reflect net contributions to the partnership and an ownership share of realized and unrealized investment income and expenses. Alternative investments have liquidity restrictions. Amounts can be divested only at specified times based on the terms of the partnership agreement.

Securities Lending Program

The DMC participates in securities lending transactions with their investment trustee, whereby a portion of its investments are loaned to selected established brokerage firms in return for cash and securities from the brokers as collateral for the investments loaned, usually on a short-term basis of 30 to 60 days. Collateral provided by brokers is maintained at levels approximating 102% of the fair value of the securities on loan and is adjusted for daily market fluctuations. The market value of collateral held for loaned securities is reported as securities lending collateral in the consolidated balance sheet. At September 30, 2010, investment securities with an aggregate market value of $14,461,000 were loaned to various brokers. In exchange, The DMC received cash collateral of $14,835,000.

Patient Service Revenue and Receivables

The majority of The DMC’s services are reimbursed under fixed price provisions of third-party payment programs (primarily Medicare, Medicaid, and Blue Cross and Blue Shield of Michigan). Under these provisions, payment rates for patient care are determined prospectively on various bases, and The DMC’s revenues are limited to such amounts. Payments are also received from third parties for The DMC’s capital and medical education costs, subject to certain limits. Additionally, The DMC has entered into agreements with certain commercial insurance carriers, health maintenance organizations, and preferred provider

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

organizations. The basis for payment under these agreements includes prospectively determined per diem rates, capitation, and discounts from established charges.

Net patient service revenue is reported at the estimated net realizable amounts to be received from patients, third-party payors, and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors. Retroactive adjustments are accrued on an estimated basis in the period related services are rendered and adjusted in future periods as final settlements are determined. As a result, there is at least a reasonable possibility that recorded estimates will change by a material amount in the near term. Management believes that adequate provision has been made in the consolidated financial statements for any adjustments that may result from final settlements.

The DMC receives payments from the state Medicaid program related to support of The DMC’s indigent patient volume. The payments are recognized ratably as revenue over the period of support determined by the State.

Revenue from the Medicare and Medicaid programs accounted for approximately 52% of net patient service revenues during the nine months ended September 30, 2010 and 2009, respectively.

Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Management believes that it is in compliance with all applicable laws and regulations. Compliance with such laws and regulations is subject to government review and interpretation as well as significant regulatory action, including fines, penalties, and exclusion from the Medicare and Medicaid programs. In the normal course of business, The DMC has received requests for information from governmental agencies covering services provided. Management intends to fully cooperate with the governmental agencies in its request for information and believes that adequate provision has been made for any adjustments that may result from settlements.

The provision for bad debts is based upon management’s assessment of expected net collections and considers business and economic conditions, trends in health care coverage, and other collection indicators, including historical write-off experience by payor category. The results of this review are then used to make any modifications to the provision for bad debts to establish an appropriate allowance for uncollectible receivables. After receipt of amounts due from third parties, The DMC follows established guidelines for placing certain past due patient balances with collection agencies.

Supplies

Supplies represent medical supplies, which are stated at the lower of cost or market. Cost is determined based on the first-in, first-out method.

Property and Equipment

Property and equipment, including amounts under capital leases, are stated at cost or estimated fair value at the date of donation and are depreciated using the straight-line method over their estimated useful lives. The estimated useful lives for assets range from three to forty years.

An entity is required to recognize a liability for the fair value of an unconditional asset retirement obligation if the fair value of the liability can be estimated. Because there are no current plans requiring

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

remediation giving rise to an asset retirement obligation and a settlement date has not been specified by others, management believes that sufficient information is not available to record an asset retirement obligation.

Other Noncurrent Assets

Other noncurrent assets include deferred debt issuance costs, which are amortized ratably over the terms of the related debt issues using a method that approximates the interest method. Goodwill and other intangible assets are amortized by the straight-line method over a ten-year period (see Note 2).

Temporarily and Permanently Restricted Net Assets

Temporarily restricted net assets are those whose use has been limited by donors to a specific purpose, such as capital additions or research. When a donor restriction is satisfied, such as through expenditure for the restricted purpose, temporarily restricted net assets are reclassified as net assets released from restrictions for either operating purposes or for long-lived assets and are included in either unrestricted revenue and other support or as an increase in unrestricted net assets, respectively. Pledges are recorded as increases in temporarily restricted net assets when the pledge is made.

Permanently restricted net assets have been restricted by the donors to be maintained by The DMC in perpetuity, the income therefrom to be used in accordance with any restrictions by the donor.

Excess of Revenue Over Expenses

The consolidated statement of operations and changes in net assets (deficit) include the excess of revenue over expenses (expenses over revenue). Changes in unrestricted net assets, which are excluded from the excess of revenue over expenses (expenses over revenue), consistent with industry practice, include changes in the pension and postretirement benefit liability and net assets released from restrictions for the purchase of long-lived assets.

Charity Care

The DMC provides health care services free of charge or at reduced rates to individuals who meet certain eligibility criteria, based on published Income Poverty Guidelines. Charity care provided by The DMC of approximately $52,405,000 and $57,131,000 for the nine months ended September 30, 2010 and 2009, respectively, has been included in the provision for uncollectible accounts on the consolidated statements of operations and changes in net assets (deficit), as these amounts were initially billed at the time of service.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Detroit Medical Center, each of its hospital subsidiaries, and certain of its other subsidiaries are nonprofit corporations, exempt from federal income tax under Section 501(c)(3) of the Internal Revenue Code. Radius Health Care System, Inc. is a for-profit corporation, which has net operating loss carryforwards that are available to offset its future taxable income. The DMC uses the liability method of accounting for income taxes under which deferred taxes are determined based on the differences between financial statement and tax bases of assets and liabilities, using current tax rates. The DMC has recorded a valuation allowance equal to the deferred tax asset associated with the net operating loss carryforwards, as such amounts are not considered recoverable.

New Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB No. 51 (codified in Accounting Standards Codification (ASC) 810, Consolidation), which requires enhanced reporting of the portion of equity in a subsidiary not attributable, directly or indirectly, to a parent. SFAS No. 160 is effective for fiscal years beginning on or after September 15, 2009. The effect of adoption of SFAS No. 160 by The DMC did not have on a significant effect on the consolidated financial statements.

In April 2009, the FASB issued SFAS No. 164, Not-for-Profit Entities: Mergers and Acquisitions (codified in Accounting Standards Update (ASU) 2010-07, Not-for-Profit Entities Mergers and Acquisitions), which provides accounting and financial disclosures for mergers or acquisitions by not-for-profit entities. It also amends SFAS No. 142, Goodwill and Other Intangibles (codified in ASC 350, Intangibles — Goodwill and Other), to make it fully applicable to not-for-profit entities. SFAS No. 164 is effective for mergers or acquisitions that occur on or after December 15, 2009. SFAS No. 164 did not have a material effect on The DMC’s consolidated financial statements.

In January 2010, the FASB issued ASU No. 2010-06, which clarifies certain existing fair value measurement disclosure requirements and requires additional fair value measurement disclosures. Specifically, asset and liabilities must be leveled by major class of asset or liability. Additional disclosures are required about valuation techniques and the inputs to those techniques, for those assets or liabilities designated as a Level 2 or Level 3 instrument. Disclosures regarding transfers between Level 1 and Level 2 assets and liabilities are also required, as well as certain disaggregation of activity in the reconciliation of fair value measurements using significant unobservable inputs (Level 3 assets and liabilities). The adoption of the ASU has been reflected in the footnotes disclosures included in the consolidated financial statements, except for the additional disclosure requirements related to the reconciliation of fair value measurements using significant unobservable inputs (Level 3), which is not required to adopted until the year ended December 31, 2011, for The DMC.

In August 2010, the FASB issued ASU 2010-23, Measuring Charity Care for Disclosure, which establishes standards for the disclosure of charity care in the financial statements of health care organizations.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

ASU 2010-23 is effective for fiscal years beginning after December 15, 2010. The ASU will not affect the amounts reported in the consolidated financial statements.

The FASB also issued ASU 2010-24, Presentation of Insurance-Related Claims and Insurance Recoveries, which applies to professional liability claims and similar contingent liabilities. ASU 2010-24 required that claims liabilities not be reported net of expected recoveries in the consolidated balance sheet. The DMC has not determined the effect of ASU 2010-24; however, management does not expect the balance sheet amounts to be materially affected.

Restatement

The consolidated statements of cash flows for the nine months ended September 30, 2010 and 2009, reflect a reclassification of $18,877,000 and $55,018,000, respectively, which resulted in a reduction in the cash flows from operations from the amounts previously reported. The consolidated statements of cash flows also reflect a corresponding decrease in cash used in investing activities of $9,911,000 and $52,684,000 for the nine months ended September 30, 2010 and 2009, respectively, and a decrease in cash used in financing activities of $8,966,000 and $2,334,000 for the nine months ended September 30, 2010 and 2009, respectively. There was no change in the total decrease in cash and cash equivalents for the nine months ended September 30,2010 and 2009.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

2.	Additional Balance Sheet Information

September 30
2010
(In thousands)

Property and equipment:
Land and land improvements	$14,097
Buildings and improvements	865,410
Equipment	1,210,782
Construction-in-progress	22,728

2,113,017
Accumulated depreciation	(1,670,227)

$442,790

Other noncurrent assets:
Goodwill and other intangible assets	$10,888
Accumulated amortization	(10,766)

122
Deferred debt issuance costs, net of accumulated amortization	8,178
Investment held for deferred compensation	1,383
Recoverable for excess insurance	13,247
Other	15,077

$38,007

Other noncurrent liabilities:
Postretirement obligation	$12,754
Deferred compensation liability	1,498
Minority interest in joint ventures (receivable)	(48)
Due to third party	3,132
Other	33,227

$50,563

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

3.	Net Patient Service Revenue and Accounts Receivable

Net patient service revenue consists of the following:

	Nine Months Ended
	September 30
	2010	2009
	(In thousands)

Gross revenue from services to patients	$3,235,601	$3,145,417
Contractual adjustments	(1,769,400)	(1,670,436)
Changes in estimate related to favorable prior year third-party payor settlements	36,774	1,359

Net patient service revenue	$1,502,975	$1,476,340

Net patient accounts receivable consist of the following:

September 30
2010
(In thousands)

Gross patient accounts receivable	$592,888
Allowances and advances under contractual arrangements	(347,122)
Allowance for uncollectible accounts	(64,629)

$181,137

The DMC grants credit without collateral to its patients, most of whom are local residents and are insured under third-party payor agreements. Significant concentrations of accounts receivable at September 30, 2010, include net amounts due from Medicare (20%), Medicaid (17%), Blue Cross (10%), and other payors (53%).

4.	Cash, Cash Equivalents, and Investments

The components of cash, cash equivalents, and investments are summarized as follows:

September 30
2010
(In thousands)

Cash and cash equivalents	$115,058
United States government obligations	25,999
Foreign obligations	15,979
Asset and mortgage-backed securities	62,402
Corporate bonds	55,227
Common stock	160,629
Limited partnerships	37,076

$472,370

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Investment return is summarized as follows:

	Nine Months Ended
	September 30
	2010	2009
	(In thousands)

Interest and dividends	$10,722	$1,601
Net realized gains (losses)	351	(4,096)
Net unrealized gains	9,913	53,852

Total investment income	S 20,986	$51,357

Included in other revenue	$5,484	$1,206
Included in change in unrealized gains
on investments	4,423	32,186
Included in other nonoperating income	1,949	3,108

	11,856	36,500
Included in temporarily restricted net assets	9,130	14,857

Total investment income	$20,986	$51,357

The DMC invests in various financial instruments that are publicly traded. Financial instruments are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the value of investments will occur in the near term and that such changes could materially affect the amounts reported in the consolidated statements of operations and changes in net assets (deficit).

5.	Fair Value of Financial Instruments

The carrying value of cash and cash equivalents, accounts receivable, and accounts payable are reasonable estimates of fair value due to the short-term nature of these financial instruments. Investments, other than alternative investments, are recorded at fair value. At September 30, 2010, the carrying value and fair value of The DMC’s long-term debt (excluding capital leases), as estimated by discounted cash flow analyses using the current borrowing rate for similar types of borrowing arrangements and adjusted for credit risk of The DMC, was $478,577,000 and $467,025,000, respectively (see Note 7). Other noncurrent assets and liabilities have carrying values that approximate fair value.

ASC 820, Fair Value Measurements and Disclosures, emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The DMC follows the three-level fair value hierarchy to categorize these assets and liabilities recognized at fair value at each reporting period, which prioritizes the inputs used to measure such fair values. Level inputs are defined as follows:

Level 1—Quoted prices (unadjusted) in active markets for identical assets or liabilities on the reporting date. Investments classified in this level generally include exchange-traded equity securities, futures, real estate investment trusts, pooled short-term investment funds, and exchange-traded mutual funds.

Level 2—Inputs other than quoted market prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability. Investments classified in this level generally include fixed income securities, including income government obligations, asset-backed securities, and certificates of deposit.

Level 3—Inputs that are unobservable for the asset or liability. Investments classified in this level generally include alternative investments, limited partnerships, and certain fixed income securities, including fixed income government obligations.

In instances where the determination of the fair value measurement is based upon inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. Management’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

As of September 30, 2010, the Level 2 and Level 3 assets and liabilities listed in the fair value hierarchy tables below use the following valuation techniques and inputs:

Cash and cash equivalents—Short-term investments designated as Level 2 investments primarily comprise commercial paper, whose fair value is based on amortized cost. Significant unobservable inputs include security cost, maturity, and credit rating.

U.S. government obligations—The fair value of investments in U.S. government, state, and municipal obligations is primarily determined using techniques consistent with the income approach. Significant observable inputs to the income approach include data points for benchmark constant maturity curves and spreads.

Asset and mortgage backed securities—The fair value of U.S. agency and corporate asset-backed securities is primarily determined using techniques consistent with the income approach, such as a discounted cash flow model. Significant unobservable inputs include prepayment speeds and spreads, benchmark yield curves, volatility measures, and quotes.

Corporate bonds and foreign obligations—The fair value of investments in U.S. and international corporate bonds, including commingled funds that invest primarily in such bonds, and foreign government bonds is primarily determined using techniques that are consistent with the market approach. Significant observable inputs include benchmark yields, reported trades, observable broker/dealer quotes, issuer spreads, and security-specific characteristics, such as redemption options.

Common stocks—The fair value of investments in U.S. and international equity securities is primarily determined using the calculated net asset value. The values for underlying investments are fair

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

value estimates determined by external fund managers based on operating results, balance sheet stability, growth, and other business and market sector fundamentals.

Securities lending collateral—The fair value of collateral received under the securities lending program is determined using the calculated net asset value for the equity securities that are held.

The types of instruments valued based on quoted prices that are not active, broker or dealer quotations, or alternative pricing sources with reasonable levels of price transparency include most municipal and provincial obligations, investment-grade and high yield corporate bonds, and mortgage securities. Such instruments are generally classified within Level 2 of the fair market hierarchy.

The following tables summarize The DMC’s assets and liabilities measured at fair value on a recurring basis as of September 30, 2010, aggregated by the level in the fair value hierarchy defined above:

		Fair Value Measurement Using
		Quoted Prices in
		Active Markets	Significant
		for Identical	Other	Significant
	Fair Value at	Assets and	Observable	Unobservable
	September 30,	Liabilities	Inputs	Inputs
	2010	(Level 1)	(Level 2)	(Level 3)
	(In thousands)

Cash and cash equivalents	$115,058	$100,737	$14,321	$—
U.S. government obligations	25,999	—	25,999	—
Foreign obligations	15,979	—	15,979	—
Asset and mortgage-backed securities	62,402	—	62,402	—
Corporate bonds	55,227	—	55,227	—
Common stock	160,629	73,919	86,710	—

Total	$435,294	$174,656	$260,638	$—

Securities lending collateral	$14,835	$14,835	$—	$—

6.	Credit Agreement

On June 25, 2010, The DMC and GE Capital executed an amendment to the amended and restated credit agreement. Under the amended terms of the credit agreement, The DMC has liquidity available of up to $40,000,000 based on eligible accounts receivable, which is determined based on net accounts receivable that are less than 120 days old, reduced by third-party advances and allowances for doubtful accounts. The credit agreement, which expires the earlier of June 30, 2011, or the date on which The DMC terminates the agreement, is secured by eligible accounts receivable. Under the terms of the credit agreement, The DMC is required to have days in accounts receivable less than 97 days for the preceding three-month period, maintain liquidity of $50,000,000 at all times and average liquidity of $65,000,000 for the preceding three-month period, and maintain a rolling fixed charge coverage ratio of no less than 1.10 any time the month-end liquidity is less than $120,000,000. Interest on borrowings can either be fixed or floating subject to monthly adjustments (the interest rate at September 30, 2010, was 6.25%). In addition, The DMC is charged an unused facility fee equal to .50% of the unused liquidity facility. At September 30, 2010, there was no balance outstanding on the line of credit. The available balance on the line of credit at September 30, 2010, was $40,000,000.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

7.	Long-Term Debt and Leases

Long-term debt consists of the following:

September 30
2010

Michigan State Hospital Finance Authority (MSHFA) bonds:
Series 1993A, interest at 6.25% to 6.5%, due 2018	$100,280
Series 1993B, interest at 5.50% to 5.75%, due 2023	93,175
Series 1995, interest at 6.0% to 6.7%, due 2025	28,400
Series 1997A, interest at 5.0% to 5.5%, due 2027	142,690
Series 1998A, interest at 5.0% to 5.25%, due 2028	108,650
Obligations under capital leases	14,057
Notes payable and other obligations	5,382

492,634
Less current portion	24,494

$468,140

The Detroit Medical Center and its hospital subsidiaries are members of The Detroit Medical Center Obligated Group, which was created under a Master Indenture and Security Agreement. In addition, The Detroit Medical Center and its hospital subsidiaries became part of Sinai Hospital Obligated Group, which was created under a separate Master Indenture, which also became known as The Detroit Medical Center Obligated Group (the Obligated Group) subsequent to the 1997 acquisition of Sinai Hospital by The DMC. Collectively, these Master Indentures are referred to as “Master Indentures.” The Master Indentures provide that each member of the Obligated Group is jointly and severally liable for obligations issued thereunder. The Detroit Medical Center serves as the Obligated Group agent.

The MSHFA bonds are tax-exempt revenue bonds secured by obligations issued under the Master Indenture, which the Obligated Group must repay under loan agreements with MSHFA. The bonds mature in annual amounts through 2028, ranging in the aggregate from $13,155,000 in 2010 to $37,585,000 in 2028.

During the term of the agreements with MSHFA, The DMC is required to maintain debt service reserve funds and make specified deposits with trustees to fund principal and interest payments when due. Also, unexpended bond proceeds are held by the trustee and released to The DMC for approved capital projects. At September 30, 2010, unexpended bond proceeds were $3,805,000.

Interest paid was for the nine months ended September 30, 2010 and 2009, was $26,664,000 and $27,857,000, respectively.

In connection with the transaction with Vanguard discussed in Note 11, substantially all of the long-term debt and capital leases outstanding at September 30, 2010, were repaid.

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

The DMC has noncancellable lease commitments at September 30, 2010, as follows (in thousands):

2010 (for the period from October 1 through December 31)	$3,589
2011	13,157
2012	8,456
2013	5,720
2014	4,549

8.	Retirement Benefits

A summary of the components of net retirement expense is as follows:

	Nine Months Ended
	September 30
	2010	2009
	(In thousands)

Interest cost on projected benefit obligation	$38,242	$38,379
Expected return on assets	(40,120)	(36,319)
Amortization of net loss	13,817	21,216

Net retirement cost for defined benefit plan	11,939	23,276
Defined contribution plan expense	17,327	16,877

Total retirement expense	$29,266	$40,153

The assumptions used to determine the net periodic benefit cost are as follows:

	Year Ended December 31
	2010	2009

Discount rate	6.06%	6.46%
Expected long-term rate of return on assets	8.50%	8.50%

9.	Other Postretirement Employee Benefits

Net periodic postretirement benefit cost includes the following components:

	Nine Months Ended
	September 30
	2010	2009
	(In thousands)

Service cost	$—	$—
Interest cost	617	711
Expected return on assets	(125)	(121)
Amortization of prior service cost	32	44

Net periodic postretirement benefit cost	$524	$634

THE DETROIT MEDICAL CENTER AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

10.	Commitments and Contingencies

The DMC and its affiliates are parties to certain legal actions in addition to professional liability claims. Management believes the resolution of these matters will not materially affect the results of operations or the financial position of The DMC.

Effective December 31, 2010, The DMC entered into a Settlement Agreement with the Department of Justice and the Department of Health and Human Services Office of Inspector General (the OIG), releasing The DMC from liability under the False Claims Act, the Civil Monetary Penalties Law, and the civil monetary penalties provisions of the Stark Law for certain disclosed conduct by The DMC that may have violated the Anti-Kickback Statute or the Stark Law or failed to comply with governmental reimbursement rules. The DMC paid $30 million to the government in connection with such settlement based upon the government’s analysis of The DMC’s net worth an ability to pay. The Settlement Agreement is subject to the government’s rescission in the event of The DMC’s nondisclosure or assets or any misrepresentation in The DMC’s financial statements disclosed to the government.

At September 30, 2010, The DMC had commitments of approximately $35,648,000 for the purchase of property and equipment.

11.	Subsequent Events

Effective January 1, 2011, certain subsidiaries of Vanguard Health Systems, Inc. (Vanguard), a Nashville Tennessee based investor owned entity, purchased substantially all of the assets and assumed substantially all of the liabilities of the DMC. Under the terms of the agreement, assets excluded from acquisition consisted of certain donor-restricted assets and certain other assets. Liabilities excluded were the DMC’s outstanding bonds and similar debt and certain other liabilities, the DMC will remain in existence to manage the philanthropic and charitable funds which are currently held by the DMC. The cash purchase price for the DMC assets was $368.1 million plus an additional $4.5 million to fund the operations of the new DMC Foundation.

As part of the transaction, Vanguard has committed to spend $350 million during the years subsequent to closing for the routine capital needs of the DMC facilities and an additional $500 million in capital expenditures during this same five year period, which amount relates to a specific list agreed to between the DMC and Vanguard.

The assets not acquired by Vanguard will remain with the DMC, and will be used for philanthropic purposes. These assets will be overseen by a Board of Directors appointed by the Attorney General - State of Michigan, the Wayne County Executive and the City of Detroit.